UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2011 (July 8, 2011)

URANIUM 308 CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52476	33-1173228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2808 Cowan Circle Las Vegas, NV	89107
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  702-425-8662

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2011, we entered into an Agreement for Conversion of Indebtedness to Common Stock (the “Conversion Agreement”) with one of our lenders, whereby we agreed with the lender to convert $50,000 indebtedness into 5,000,000 shares of our common stock subject to the terms and conditions of the Conversion Agreement.

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Conversion Agreement, which was attached as Exhibit 10.2 to the Form 8-K filed on July 6, 2011, and is incorporated by reference herein.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On July 8, 2011, we issued 15,000,000 shares of our common stock to Laberinto Holdings, S.A. pursuant to the terms of the Mineral Property Option Agreement between us and Laberinto Holdings, S.A., dated June 29, 2011, a copy of which was attached to the Form 8-K filed on July 6, 2011.  We believe that the issuance is exempt from registration under Regulation S promulgated under the Securities Act of 1933, as amended, as the securities were issued to the entity through an offshore transaction which was negotiated and consummated outside of the United States.

ITEM 7.01.  REGULATION FD DISCLOSURE

On July 12, 2011, we issued a press release providing an update to the shareholders regarding our recent progress.

A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1(1)	Form of Agreement for Conversion of Indebtedness into Common Stock

99.1	Press release dated July 12, 2011

Notes:
(1)	Previously filed as Exhibit 10.2 to the Form 8-K filed with the SEC on July 6, 2011, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2011

URANIUM 308 CORP.

By:	/s/ Dennis Tan
Name:	Dennis Tan
Title:	President and a Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number

99.1	Press release dated July 12, 2011	6